CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated April 10, 2002, included in this Form 10-K, into the Company's previously filed Amendment No. 1 to Form S-4 Registration Statement No. 333-25355, Form S-1 Registration Statement and post-effective Amendment Nos. 1 through 6 on Form S-2 to Form S-1 Registration Statement No. 33-59279 and Form S-8 Registration Statement No.333-38034.


Vienna, Virginia
April 10, 2002